Calculation of Filing Fee Tables
S-3
ONEOK INC /NEW/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(r)			$ 1,000,000,000.00	0.0001381	$ 138,100.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,000,000,000.00		$ 138,100.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 138,100.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-296919), filed on June 18, 2026, as amended by Post-Effective Amendment No. 1, filed on September 10, 2026, except with respect to unsold securities that have been previously registered.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	ONEOK, Inc./NEW/	S-3	333-296919	08/04/2026		$ 138,100.00	Equity	Common Stock, $0.01 par value per share		$ 1,000,000,000.00
Fee Offset Sources		ONEOK, Inc./NEW/	S-3	333-296919		08/04/2026						$ 138,100.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant has previously registered shares of common stock having a proposed maximum aggregate offering price of up to $1,000,000,000.00 offered by means of a prospectus supplement dated August 4, 2026 (the "Prior Prospectus Supplement") and the accompanying prospectus dated June 18, 2026 that formed a part of a registration statement on Form S-3 (Registration No. 333-296919). Of those shares of common stock, no shares of common stock have been sold. In connection with the filing of the Prior Prospectus Supplement, the registrant paid a registration fee of $138,100.00, of which the full amount relates to unsold common stock that is available to offset registration fees payable pursuant to this prospectus supplement. The registrant hereby offsets $138,100.00 of registration fees due under this prospectus supplement using the previously paid but unused registration fees associated with the Prior Prospectus Supplement. Accordingly, no filing fee is being paid herewith.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,000,000,000.00. The prospectus is a final prospectus for the related offering.